                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          Loraca International, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          Loraca International, Inc.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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

                           LORACA INTERNATIONAL INC.
                         1601 Fifth Avenue, Suite 2320
                           Seattle, Washington 98101
                                  ___________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 19, 2000
                                  ___________

Dear Stockholder:

     You are invited to attend the Annual Meeting of Stockholders of Loraca International, Inc. (the "Company"), which will be held on Friday, May 19, 2000, at 10:00 A.M. local time at the Company's headquarters at 1601 Fifth Avenue, Suite 2320, Seattle, Washington, for the following purposes:

     1. To elect five (5) members of the Board of Directors to hold office until the 2000 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

     2. To ratify the appointment of BDO Seidman, LLP as the independent accountants of the Company for the fiscal year ending December 31, 2000.

     3. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on April 3, 2000 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal executive office of the Company.

                                        By Order of the Board of Directors,


                                        /s/ Bernard A. Guy

                                        BERNARD A. GUY
                                        President

Seattle, Washington
April 27, 2000


STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY AND VOTE IN PERSON AT THE MEETING.

                           LORACA INTERNATIONAL INC.
                         1601 Fifth Avenue, Suite 2320
                           Seattle, Washington 98101

                                 ------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                 ------------

     The accompanying proxy is solicited by the Board of Directors of Loraca International, Inc., a Nevada corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held Friday, May 19, 2000, at 10:00 A.M. local time, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is April 27, 2000, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                              GENERAL INFORMATION

     Annual Report. An annual report on Form 10-K for the fiscal year ended December 31, 1999, is enclosed with this Proxy Statement.

     Voting Securities. Only stockholders of record as of the close of business on April 3, 2000, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 7,390,876 shares of Common Stock of the Company, par value $0.001 per share, issued and outstanding. Each share is entitled to one vote. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

     Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

     Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

     Stock Ownership of Certain Beneficial Owners and Management. The following table sets forth certain information, as of April 3, 2000 with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) each of the current executive officers named in the Summary Compensation Table, and (iv) all current directors and executive officers of the Company as a group.

                                                                                             Shares that May be
                                                                                               Acquired within
Name and Address of                                                    Percentage of             60 days of
Beneficial Owners                     Shares Owned (1)                   Class (1)            April 3, 2000 (1)
-----------------------------------   ----------------                 -------------          -----------------
Ronald R. Baca (2)                          1,649,568 (3)                   22.16% (3)                   54,166 (3)
Bernard A. Guy (2)                             28,125 (4)                    0.38% (4)                   28,125 (4)
Robert C. Stilz, Jr. (5)                      374,835 (6)                    4.91% (6)                  236,001 (6)
John Trombello (2)                                  0                            0%                           0
Harrison Gentry (2)                                 0                            0%                           0
Amber Global Ltd. (7)                         583,310                         7.89%                           0
Aragon Agents Ltd. (8)                        584,720                         7.91%                           0
Chelsea International Ltd. (9)                569,000                         7.70%                           0
Katori Consultants Ltd. (10)                  585,700                         7.92%                           0
New Age Publications (11)                     582,300                         7.88%                           0
PT Pasifika Pratama Investindo (12)           569,000                         7.70%                           0
Sandford Enterprises Limited (13)             500,000                         6.77%                           0
Shang Holdings (14)                           584,900                         7.91%                           0
                                                                                                              0
Executive Officers and Directors as
 a group (5 persons)................        2,052,528 (3), (4), (6)          26.62%  (3), (4), (6)      318,292 (3), (4), (6)

______________________
(1) Under the rules of the Securities and Exchange Commission, shares not actually outstanding are nevertheless deemed to be beneficially owned by a person if such person has the right to acquire the shares within 60 days. Pursuant to such SEC rules, shares deemed beneficially owned by virtue of a person's right to acquire them are also treated as outstanding when calculating the percent of class owned by such person and when determining the percentage owned by a group.

(2) The address of Mr. Baca, Mr. Guy, Mr. Trombello and Mr. Gentry is 1601 Fifth Avenue, Suite 2320, Seattle, WA 98101.

(3) Includes 54,166 shares which may be purchased by Mr. Baca upon exercise of currently exercisable options.

(4) Includes 28,125 shares which may be purchased by Mr. Guy upon exercise of currently exercisable options.

(5) The address of Mr. Stilz is c/o Kinkead & Stilz, 3120 Wall Street, Suite 350, Lexington, Kentucky 40513.

(6) Includes 236,001 shares which may be acquired upon conversion of floating rate convertible subordinated notes.

(7) The address of Amber Global Ltd. is Unit No A 12th Fl, 1st Pacific Bank Center, No 56 Gloucester Rd, Hong Kong.

(8) The address of Aragon Agents Ltd. is Bldg. PT1-07, 1961 Area, Philexcel Compound, Clark Spec Economic, Pampango, Philippines.

(9)  The address of Chelsea International Ltd. is #1 Queens Row, Central Hong
     Kong.

(10) The address of Katori Consultants Ltd. is P.O. Box 957, Offshore Incorporations Centre, Road Town Tortola, British Virgin Islands.

(11) The address of New Age Publications is Bldg. 8584 Boton Wharf, Subic Bay, Freeport Zone, Olongapo City, 2222, Philippines.

(12) The address of PT Pasifika Pratama Investindo is the Ascot Jakarta, #2 Jalan Kebon Raya, Jakarta, 10230, Indonesia.

(13) The address of Sandford Enterprises Limited is Suite 1-3 16, F Kinwick Centre, 32 Hollywood Road, Central Hong Kong. The sole shareholder of Sandford Enterprises Limited is Nicole P. Ontiveros, former Secretary of Loraca and current Executive Assistant to Ronald R. Baca.

(14) The address of Shang Holdings is P.O. Box 107, Oceanic House, Duke Street, Grand Turk, Turks & Caicos Islands.

     The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

                       PROPOSAL 1:  ELECTION OF DIRECTORS

     The Company's Board of Directors consists of five (5) directors: Ronald R. Baca, Bernard A. Guy, D. Harrison Gentry, John S. Trombello and Robert C. Stilz, Jr. Management's five (5) nominees for election to the Board of Directors, and certain information with respect to their age and background, are set forth below. Each of the nominees has indicated that he is willing and able to serve as director. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as Management may designate. If elected, the nominees will serve as directors until the Company's 2001 Annual Meeting of Stockholders, or until their successors are elected and qualified.

     If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes" will be counted as present for purposes of determining if a quorum is present.

     The affirmative vote of a plurality of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED BELOW.

Name                                 Age                            Position(s)
--------------------------------   --------     ---------------------------------------------------
Ronald R. Baca                           45     Chairman of the Board, Chief Executive Officer and
                                                Director of Loraca
Bernard A. Guy                           43     President and Director of Loraca
D. Harrison Gentry                       60     Director of Loraca
John S. Trombello                        75     Director of Loraca
Robert C. Stilz, Jr.                     50     Director of Loraca

     Ronald R. Baca has served as the Chief Executive Officer and Chairman of the Board of Directors of Loraca since February 1998, and as the Chairman of the Board of NMMC, Inc., the wholly-owned subsidiary of the

Company ("NMMC") since January 1991. Mr. Baca also served as the President of Loraca from February 1998 through September 1999, and as President of NMMC from January 1991 to November 1998. Mr. Baca is also the President and Chairman of the Board of Directors of Heartland Insurance Company of America, an Illinois-domiciled insurance company, positions he has held since 1996. In addition, Mr. Baca serves as the President and a Director of the Raeaca Corporation, New Mexico Consumer Finance, Home Credit Corporation, and Addaca, Inc., all of which are private corporations that are currently inactive. Prior to joining the Company, Mr. Baca was President of Rio Grande Financial Services, Inc, a small mortgage banking operation located in Santa Fe, New Mexico. Mr. Baca also served as Finance Administrator for Don J. Cummings Company, Inc., a wholesale distributor of commercial building supplies from July 1985 to October 1990.

     Bernard A. Guy has served as the President and a Director of Loraca since September 1999, and as Chief Executive Officer and Director of NMMC since March 1999. Prior to joining the Company, Mr. Guy was the President, Chief Operating Officer and a Director of Southern Pacific Funding Corporation from October 1997 to September 1998 and Executive Vice President and a Director of Southern Pacific Funding Corporation from April 1995 to October 1997. Southern Pacific Funding Corporation filed for bankruptcy protection in September 1998. From January 1994 to April 1995, he was Senior Vice President of Southern Pacific Thrift and Loan Association's Residential Lending Division and from December 1992 to January 1994 he was Vice President of the same division. From June 1989 to December 1992, Mr. Guy was Senior Vice President of Preferred Financial Funding Corp., an independent retail mortgage banking company specializing in non-conforming credit loans. From June 1984 to June 1989, Mr. Guy was Vice President/Controller for United First Funding.

     D. Harrison Gentry has been a Director of Loraca and NMMC since February 1998. Since January 1995, Mr. Gentry has also served as a member and consultant of Westpac Consultants, L.L.C., a real estate investment banking firm. In addition, Mr. Gentry currently serves as a director of Dysart Mortgage, G.B.F. Properties, and Emerald River Development, Inc.

     John S. Trombello has been a Director of Loraca and NMMC since February 1998. In addition, he is currently the President and a director of Trinity Mortgage Company of Dallas, positions that he has held since March 1990. Mr. Trombello has worked in the mortgage business in various capacities for more than forty years.

     Robert C. Stilz, Jr. has been a director of Loraca since April 2000. From February 1997 to the present, he has served as a Partner with the law firm of Kinkead & Stilz focused primarily in the corporate, real estate, and personal financial and estate planning areas. Concurrent to this, from 1995 to March 2000, Mr. Stilz was an Officer and Director of The Lexus Companies, and its wholly-owned subsidiary, Calumet Securities Corporation, a medium sized mortgage company. From 1975 to January 1997, he was a Partner at the law firm of Greenebaum Doll & McDonald. While at Greenebaum Doll & McDonald he also served as chair of the Lexington office department for real estate and financial matters.

     Board Meetings. During fiscal 1999, the Board held two meetings. No director serving on the Board during fiscal 1999 attended fewer than 75% of such meetings of the Board and the meetings held by the committees on which he or she served.

     Committees of the Board. No officer or employee of the Company has participated in deliberations by the Company's Board of Directors concerning executive officer compensation, except that Mr. Baca participated in the determination of Mr. Guy's compensation at the time he was hired by the Company. The Company has no Nominating Committee to date. In December, 1999, the Company formed an Audit Committee and a Compensation Committee with Mr. Gentry and Mr. Trombello serving on both committees.

     The Audit Committee meets with financial management and the independent auditors to review internal accounting controls and accounting, auditing, and financial reporting matters. There were no Audit Committee meetings in fiscal 1999.

     The Compensation Committee reviews the compensation of the Chief Executive Officer and other officers of the Company, reviews executive bonus plan allocations, and grants stock options to officers and employees of the Company under its stock option plan. There were no Compensation Committee meetings in fiscal 1999.

     Section 16(a) Beneficial Ownership Reporting Compliance. Under SEC rules, each director, officer and beneficial owner of more than ten percent of any equity security of the Company is required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that during the most recent fiscal year, such SEC filing requirements were satisfied.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     Executive Compensation. The following tables and descriptive materials set forth information concerning the compensation of the Chief Executive Officer of the Company and the only other executive officer of the Company whose total salary and bonus for the fiscal years ended December 31, 1999, 1998 or 1997 exceeded $100,000 for services in all capacities to the Company and its subsidiaries (the "Named Executive Officers").

                          Summary Compensation Table

                                                                                      Long Term
                                                                                    Compensation
                                              Annual Compensation                      Awards
                                           --------------------------  ---------------------------------------
                                                                           Securities            Other
Name and Principal Position                   Salary        Bonus      Underlying Options     Compensation
---------------------------                ------------  ------------  ------------------  -------------------
Ronald R. Baca (1).................1999        $275,100             0              200,000                   0
Chief Executive Officer            1998        $100,000             0                    0                   0

Thomas G. Bowser (2)...............1999        $126,768             0              112,500                   0
   President of NMMC

(1) Mr. Baca was elected as Chief Executive Officer and President of Loraca on February 25, 1998. In September 1999, Mr. Baca resigned as President of Loraca, and Bernard A. Guy was elected President of Loraca at that time.
(2)  Mr. Bowser joined the Company on February 15, 1999.

     Stock Options Granted During Fiscal 1999. The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended December 31, 1999 to the persons named in the Summary Compensation Table.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         Potential Realizable Value at
                                                                                         Assumed Annual Rates of Stock
                                                                                              Price Appreciation
                                    Individual Grants in Fiscal 1999                          for Option Term (3)
                        ---------------------------------------------------------        ------------------------------
                        Number of      % of Total
                        Securities       Options
                        Underlying      Granted to      Exercise
                          Options      Employees in     Price (2)      Expiration
Name                    Granted (1)    Fiscal Year       ($/Sh)           Date            5% ($)               10% ($)
----------------        -----------    ------------     ---------      ----------        -------              ---------
Ronald R. Baca           200,000           47.06           5.00         4/15/2009        466,005              1,334,368
Thomas G. Bowser         112,500           26.47           5.56          9/2/2009        393,550                997,334

(1) Options granted under the Company's 1999 Stock Option Plan (the "Option Plan") vest, in general, at a rate of 25% after one year and then pro-rata monthly over the next 36 months.

(2) Mr. Bowser's options were granted at fair market value on the date of grant. Mr. Baca's options were granted at $5.00 when the fair market value was $4.50.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the Securities and Exchange Commission's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the optionholder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. Shares of stock purchased at $5.00 and $5.5625 per share in fiscal 1999 would yield profits of approximately $2.33 and $3.50 per share, respectively, at 5% appreciation over ten years, or approximately $6.67 and $8.87 per share, respectively, at 10% appreciation over the same period.

     Option Exercises and Fiscal 1999 Year-End Values. The following table provides the specified information concerning unexercised options held as of December 31, 1999, by the persons named in the Summary Compensation Table. None of the persons named in the Summary Compensation Table exercised options in fiscal 1999.

              Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year-End Option Values

                                         Number of Unexercised              Value of Unexercised In-the-Money
                                          Options at 12/31/99                    Options at 12/31/99 (1)
                                    --------------------------------        ---------------------------------
Name                                Exercisable        Unexercisable        Exercisable         Unexercisable
------------------------            -----------        -------------        -----------         -------------
Ronald R. Baca                               0             200,000                   0              $25,000
Thomas G. Bowser                             0             112,500                   0                    0

(1) Valuation based on the difference between the option exercise price and the fair market value of the Company's Common Stock on December 31, 1999 (which was $5.125 per share, based on the closing trade price of the common stock on the over-the-counter Bulletin Board on such date).

     Employment Agreements and Termination of Employment and Change of Control Arrangements. Loraca has entered into an executive employment agreement with Mr. Baca effective as of January 1, 1999 (the "Baca Agreement") The Baca Agreement is for a five year term commencing on January 1, 1999. On completion of the initial term, the Baca Agreement will automatically renew for subsequent one-year terms unless either party to the agreement provides three months advance written notice. The Baca Agreement provides for a base salary of $240,000 per year, as well as (i) an annual review and a six percent increase on each anniversary date, (ii) incentive compensation based on the Company's attainment of specified levels of earnings before interest, taxes, depreciation and amortization and (iii) other fringe benefits. Under the Baca Agreement, if Mr. Baca is terminated without cause or within 12 months of a change of control, he is entitled to receive a separation payment equal to two times the base salary if the termination occurs during the initial term, or a severance payment equal to three times the base salary than in effect if the termination occurs after the initial term.

     NMMC has entered into executive employment agreements with Mr. Guy and Mr. Bowser effective as of June 1, 1999 (the "Executive Agreements"). The Executive Agreements are for a term of three years, commencing on June 1, 1999. On completion of the initial term, the Executive Agreements will automatically renew for subsequent one-year terms unless either party to the agreement provides three months advance written notice. The Executive Agreements provide for a base salary of $150,000 per year for both Mr. Guy and Mr. Bowser, as well as

(i) incentive compensation based on NMMC's attainment of specified levels of earnings before taxes and a minimum return on average equity; (ii) other fringe benefits. Under the Executive Employment Agreements, if either Mr. Guy or Mr. Bowser is terminated without cause, he is entitled to receive a separation package which includes (i) the base salary for the term remaining under the term of employment then in effect; (ii) a lump sum payment equal to his average bonus payment for the four most recently completed quarters multiplied by the number of quarters remaining under the term of employment then in effect; (iii) payment of health insurance premiums for coverage elected pursuant to the Consolidated Budget Reconciliation Act of 1985 ("COBRA") and (iv) accelerated vesting of his outstanding options.

     Compensation of Directors. The Company pays each of its outside directors $1,000 for each Board and Committee meeting attended, as compensation for their services as members of the Board of Directors of the Company. During the fiscal year ended December 31, 1999, the Chairman of the Board received an additional $1,000 for his services to the Company in that capacity.

     Performance Graph. The following graph compares the cumulative total stockholder return (stock price appreciation plus dividends) on the common stock of the Company with the Nasdaq U.S. Companies Index and the Nasdaq Holding Offices Index. The Nasdaq Holding Offices Index is prepared by Nasdaq and includes all companies in the Standard Industry Code 6719 (offices of holding companies, not elsewhere classified) which are included in the Nasdaq U.S. Companies Index. The information is provided for the period from March 6, 1998 to December 31, 1999.

                       [PERFORMANCE GRAPH APPEARS HERE]

             COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
         COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                                      FISCAL YEAR ENDING
                              -----------------------------------
COMPANY/INDEX/MARKET          3/06/1998   12/31/1998   12/31/1999
                              ---------   ----------   ----------
LORACA INTERNATIONAL            100.00       69.57        89.13
HOLDING COMPANIES, NEC          100.00      101.81        82.50
NASDAQ MARKET INDEX             100.00      123.67       218.12

     Certain Relationships and Related Transactions. The following transactions involve Loraca, NMMC and certain executive officers, directors and affiliates of Loraca and/or NMMC. Because of the relationships between the parties to each transaction, there can be no assurance that transactions described below were on terms as favorable to Loraca and/or NMMC as could have been obtained from unaffiliated third parties.

     From time to time, the Company's Chief Executive Officer, Ronald R. Baca, has made loans to Loraca and its wholly-owned subsidiary NMMC in order to fund the Company's working capital needs, including payroll and other office expenses. At December 31, 1999, the Company was indebted to Mr. Baca in the amount of $859,568 (including accrued interest) pursuant to an unsecured demand promissory note bearing interest at the rate of 8% per annum.

     The Company intends to enter into indemnification agreements with its directors and various executive officers containing provisions which may require it, among other things, to indemnify its officers and directors against liabilities that may arise by reasons of their status or service as officers or directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. In addition, the Company intends to execute such agreements with its future directors and executive officers as well.

     The Common Stock of Loraca is currently traded on the OTC Bulletin Board under the ticker symbol "LCAI." The Company is contemplating applying to Nasdaq for listing on The Nasdaq SmallCap Market. Because the Common Stock is not listed on any securities exchanges or quoted on the Nasdaq, a limited trading market for the Common Stock exists. The average trading volume of the Common Stock during the year ended December 31, 1999 is estimated at approximately 14,240 shares per week, based on a report from Nasdaq Historical Research.

     The price information contained in the following table sets forth the high and low closing bid prices per share of the Common Stock as reported by Nasdaq Historical Research. The high and low bid prices of the Common Stock reflect inter-dealer prices which do not include retail markups, mark-downs or commissions and may not represent actual transactions.

                                        High ($/sh)              Low ($/sh)
--------------------------------------------------------------------------------
1998
--------------------------------------------------------------------------------
First Quarter                                      5.750                  5.6250
--------------------------------------------------------------------------------
Second Quarter                                     6.250                  5.1250
--------------------------------------------------------------------------------
Third Quarter                                      6.125                  3.0000
--------------------------------------------------------------------------------
Fourth Quarter                                     4.125                  3.4375
--------------------------------------------------------------------------------
1999
--------------------------------------------------------------------------------
First Quarter                                     2.0000                  1.1250
--------------------------------------------------------------------------------
Second Quarter                                    8.0000                  2.5000
--------------------------------------------------------------------------------
Third Quarter                                     5.7500                  5.0625
--------------------------------------------------------------------------------
Fourth Quarter                                    5.4375                  4.0000
--------------------------------------------------------------------------------

     On April 3, 2000, the last sale price of the Common Stock, according to publicly available data regarding Over-the-Counter Bulletin Board companies was $3.75 per share, and there were approximately 7,390,876 shares of Common Stock outstanding held by approximately 110 stockholders of record.

     The Company anticipates that all earnings for the foreseeable future, if any, will be retained to finance the growth and development of the business and, therefore, the Company does not anticipate paying cash dividends on its Common Stock in the foreseeable future. Future dividends, if any, will be determined by the Company's Board of Directors.

                          PROPOSAL 2: RATIFICATION OF
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected BDO Seidman, LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2000. BDO Seidman, LLP has acted in such capacity since its appointment in August 1999. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so. Such representative is expected to be available to respond to appropriate questions.

     In June 1999, the Company dismissed its former accountants, Meyners + Co., LLC, Certified Public Accountants ("Meyners"). The decision to change independent accountants was ratified by the Company's Board of Directors.
During the two most recent fiscal years audited by Meyners through June 2, 1999, there were no disagreements with Meyners regarding any matters with respect to accounting principles or practices, financial statement disclosure or audit scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused Meyners to make reference to the subject matter of the disagreement in connection with its report. The former accountants reports for the years and periods audited by them are not part of the financial statements of the Company included in this registration statement. Such reports did not contain an adverse opinion or disclaimer of opinion or qualifications or modifications as to uncertainty, audit scope or accounting principles. Prior to retaining BDO Seidman, LLP, the Company had not consulted with BDO Seidman, LLP regarding the application of accounting principles or the type of audit opinion that might be rendered on the Company's financial statements.

     The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will each have the same effect as a negative vote on this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

     The Company has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. A stockholder proposal to be timely must be received at the Company's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; except that
(i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

     Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders of the Company must be received by the Company at its offices at 1601 Fifth Avenue, Suite 2320, Seattle, Washington 98101, not later than December 14, 2000, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                      By Order of the Board of Directors,

                                      /s/ Bernard A. Guy

                                      BERNARD A. GUY
                                      President

April 27, 2000

                           LORACA INTERNATIONAL, INC.

                    Proxy for Annual Meeting of Stockholders

                      Solicited by the Board of Directors

     The undersigned hereby appoints Ronald R. Baca and Bernard A. Guy, and each of them, with full power of substitution to represent the undersigned and to vote all the shares of the stock of Loraca International, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters at 1601 Fifth Avenue, Suite 2320, Seattle, Washington on Friday, May 19, 2000 at 10:00 A.M. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

     The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and
(3) Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1999.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

     1.  Election of the following directors:

            [  ]     FOR the nominees              [  ]     WITHHOLD AUTHORITY
                     listed below (except                   to vote for the
                     as marked to the                       nominees listed
                     contrary below)                        below)

     (INSTRUCTION: To withhold authority to vote for a nominee, strike a line through the nominee's name.)

                         Ronald R. Baca
                         Bernard A. Guy
                         D. Harrison Gentry
                         John S. Trombello
                         Robert C. Stilz, Jr.

     2. To ratify the appointment of BDO Seidman, LLP as independent accountants of the Company for the fiscal year ending December 31, 2000.


          [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

Whether or not you plan to attend the meeting in person, you are urged to sign and promptly mail this proxy in the return envelope so that your stock may be represented at the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 and 2.

[ ]  CHECK HERE FOR ADDRESS CHANGE AND NOTE BELOW.

[ ]  CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

                                       Dated: _____________, 2000


                                       Signature(s):
                                                    ---------------------------

                                       ----------------------------------------